Exhibit 99.1

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS THIRD QUARTER RESULTS

HOFFMAN ESTATES, IL, October 26, 2012— For the third quarter of 2012, AMCOL International Corporation (NYSE:ACO) generated diluted earnings attributable to its shareholders from continuing operations of $0.58 per share versus $0.66 per share in the prior year’s quarter, which included a $0.07 per share benefit from the gain on the sale of our Belgian joint venture investment and a $0.03 per share benefit from the favorable settlement of tax audits.

Net sales increased 2.1% to $253.3 million for the 2012 third quarter as compared to $248.1 million for the 2011 period.  Excluding the effects of foreign currency exchange rate fluctuations, net sales would have increased 4.7%.  Our results were negatively impacted by the performance of our lining technologies product line, which continues to face increased competition in a declining market.  We are addressing these challenges by developing new products and targeting new markets.

Gross profit decreased 1.7% in the 2012 third quarter, and gross profit margin decreased 110 basis points to 27.4%.  Selling, general and administrative expenses decreased 5.0% to $41.8 million.  Operating profit increased 3.8% to $27.6 million, and operating profit margins remained relatively constant at approximately 10.9%.  Our effective tax rate for the 2012 third quarter was 29.5% compared to 22.5% in the prior year period.  Excluding the favorable resolution of tax audits, the effective tax rate in the third quarter of 2011, would have been 26.7%.  In addition as previously mentioned, income from joint ventures and affiliates decreased $1.9 million in the current year period as the prior year period included a $2.1 million, or $0.07 per share, gain from the sale of a joint venture investment in Belgium.

“As the year has progressed, we have seen continued economic weakening and uncertainty impacting end markets in a number of sectors – especially those related to certain construction and consumer products as customers have delayed projects and reduced orders,” said AMCOL President and CEO Ryan McKendrick.

 “In Minerals & Materials, we saw continued strength in the domestic metalcasting business, but we experienced a 1.1% decline in segment sales resulting partially from lower demand for drilling additives and pet products.  Our manufacturing facilities reacted quickly to the reductions and, as a result, maintained gross margin above 25%,”   McKendrick continued.

“Our Environmental segment experienced a 15.0% decline in sales – primarily due to market conditions that have negatively impacted lining technologies demand and our decision to significantly reduce our contracting services.  We continue to focus on growing sales in our building materials and construction related drilling product lines which now account for 50% of segment sales.  As a result, gross margin for the segment improved to 32.6%,” McKendrick added.

McKendrick continued, “In Oilfield Services, we achieved record revenues and operating profit with the strengthening of our market position in key international markets and in service lines where we anticipate growth in the coming years. Pricing pressures and cost increases in our coil tubing services adversely affected our results along with activity disruptions caused by Hurricane Isaac.”

“We are confident in the long term fundamentals of our business, and our growth strategy remains unchanged.  We continue building the framework to maintain our leadership position in key product lines by expanding our global presence and developing a balanced participation in growing market sectors such as energy, industrial, consumer, and infrastructure,” he concluded.

STATEMENT OF OPERATIONS HIGHLIGHTS:

The statement of operations highlights are supported by the quarterly segment results schedules included in this press release. The following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted.

Net sales: Net sales increased $5.2 million or 2.1%.

Minerals & Materials:  Increased selling prices were overshadowed by lower volumes and unfavorable foreign currency exchange rate movements, leading to the overall decrease in sales.  Volumes have decreased in our pet products and drilling additive products (within basic minerals).  In pet products, we are seeing lower overall market demand.  Our drilling fluid additives have suffered due to inventory destocking by customers.   Although our metalcasting product line sales increased, we are seeing a decrease in demand in China due to decreased infrastructure related castings.

Environmental:  Approximately 37% of the $10.7 million decrease in sales resulted from unfavorable foreign currency exchange rate movements, almost entirely in our European subsidiaries.  The majority of the remaining decrease also occurred in these European subsidiaries as a result of our decision to downsize our contracting services.  Our lining technologies product line also continues to experience weakened demand due to a declining market and increased competition.  These reductions have overshadowed increased sales of our drilling products.

Oilfield Services:   This segment has experienced strong growth due to increases in demand and our service capacity as well as growth in our international operations.  Our international operations generated 69.5% of the increase in sales, the majority of which is related to our water filtration business.  Domestically, our revenues increased in our water filtration, well testing and pipeline services.

Transportation:  Revenues decreased primarily due to lower shipment volumes. Revenues continue to suffer from decreased supply of carriers and owner operators who are being recruited to oil and gas opportunities within the Bakken shale region.

Gross profit:  Gross profit decreased by $1.2 million, or 1.7%, to $69.4 million.  Gross margin decreased 110 basis points to 27.4%.

Minerals & Materials: Gross profit and gross profit margin in this segment was comparable to the prior year quarter.

Environmental:  Gross profit decreased due to less sales, however, gross profit margin increased 150 basis points due to better cost management, a beneficial change in product mix, and increased selling prices in our drilling and building materials product lines.

Oilfield Services:  Nearly all of the improvement in this segment’s gross profits occurred in our international operations where performance has improved due to new management, increasing demand for our services, and greater success at winning large contracts.  Domestically, revenues were stagnant in our coil tubing services, where gross profit margins also suffered due to pricing pressures and cost increases.

Selling, general and administrative expenses (SG&A): SG&A expenses decreased $2.2 million, or 5.0%, due largely to decreases in our Environmental and Corporate segments.  Our Environmental segment benefitted equally from favorable foreign currency exchange rate movements and decreased bad debt expenses.  Our Corporate segment’s expenses decreased due to decreased employee benefit expenses.  Our Minerals & Materials segment’s expenses increased 10% due to a variety of factors, the largest of which is increased headcounts and compensation.

Income tax expense:  The prior year period includes favorable settlements on income tax audits which depressed the effective income tax rate in that period by 420 basis points.  The current period’s pre-tax income is more concentrated in higher tax rate jurisdictions; the current period’s effective tax rate is 29.5%.

FINANCIAL POSITION AND CASH FLOW HIGHLIGHTS:

The paragraphs in this section compare our balance sheet as of September 30, 2012 to that as of December 31, 2011.  We also make comparisons between cash flows for the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011.

Cash flow generated from operating activities increased $55.9 million largely due to improved management of non-cash working capital and greater net income.  Our accounts receivable and inventory balances have increased at a slower rate as compared to the prior year period.  We also paid down $16.8 million of long-term debt during the current period as opposed to borrowing $14.9 million in the prior year period.  Long-term debt as a percentage of total capitalization decreased 460 basis points to 35.1%.

Capital expenditures were $54.2 million as compared to $43.8 million in the prior year period.  Expenditures associated with our start-up chromite operations were $7.1 million and $5.9 million in the 2012 and 2011 periods, respectively.  In the current year, the majority of our capital spending occurred in our Oilfield Services and Minerals & Materials segments.

Dividends for 2012 remained fairly constant between the periods.  However, our dividend rate increased in the third quarter as compared to the second quarter of 2012 by $0.02 to $0.20 per share.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements.  It contains certain forward-looking statements regarding AMCOL’s expected performance for future periods and actual results for such periods might materially differ.  Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL’s various markets, utilization of AMCOL’s plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL’s annual report and other reports filed with the Securities and Exchange Commission.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.

AMCOL International, headquartered in Hoffman Estates, IL, develops and markets a wide range of mineral and technology based products and services for use in various industrial, environmental and consumer applications.  AMCOL is the parent company of American Colloid Company, CETCO (Colloid Environmental Technologies Company), CETCO Oilfield Services Company and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc.  AMCOL’s common stock is traded on the New York Stock Exchange under the symbol ACO.  AMCOL’s web address is www.amcol.com.  AMCOL’s quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 1-877-240-9772.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In millions, except per share data)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Continuing Operations
Net sales	$746.3	$709.8	$253.3	$248.1
Cost of sales	537.7	518.8	183.9	177.5
Gross profit	208.6	191.0	69.4	70.6
Selling, general, and administrative expenses	128.7	124.1	41.8	44.0
Operating profit	79.9	66.9	27.6	26.6
Other income (expense):
Interest expense, net	(7.9)	(8.1)	(2.5)	(2.8)
Other, net	(2.7)	(0.1)	-	(0.2)
	(10.6)	(8.2)	(2.5)	(3.0)
Income before income taxes and income (loss) from affiliates and joint ventures	69.3	58.7	25.1	23.6
Income tax expense	19.3	14.9	7.4	5.3
Income before income (loss) from affiliates and joint ventures	50.0	43.8	17.7	18.3

Income (loss) from affiliates and joint ventures	3.4	3.9	1.1	3.0
Net income (loss) from continuing operations	53.4	47.7	18.8	21.3

Discontinued Operations
Income (loss) on discontinued operations	-	(1.2)	-	(1.3)
Net income (loss)	53.4	46.5	18.8	20.0
Net income (loss) attributable to noncontrolling interests	(0.2)	(0.1)	-	(0.1)
Net income (loss) attributable to AMCOL shareholders	$53.6	$46.6	$18.8	$20.1

Weighted average common shares outstanding	32.0	31.7	32.1	31.8

Weighted average common and common equivalent shares outstanding	32.3	32.1	32.5	32.2

Earnings per share attributable to AMCOL shareholders

Basic earnings (loss) per share:
Continuing operations	$1.67	$1.51	$0.59	$0.67
Discontinued operations	-	(0.04)	-	(0.04)
Net income	$1.67	$1.47	$0.59	$0.63

Diluted earnings (loss) per share:
Continuing operations	$1.66	$1.49	$0.58	$0.66
Discontinued operations	-	(0.04)	-	(0.04)
Net income	$1.66	$1.45	$0.58	$0.62

Dividends declared per share	$0.56	$0.54	$0.20	$0.18

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

ASSETS	September 30,	December 31,
	2012	2011
	(unaudited)	*
Current assets:
Cash and equivalents	$17.7	$23.7
Accounts receivable, net	219.9	204.8
Inventories	160.8	144.8
Prepaid expenses	19.4	15.7
Deferred income taxes	6.8	5.9
Income tax receivable	15.1	6.9
Other	2.6	6.1
Total current assets	442.3	407.9

Noncurrent assets:
Property, plant, equipment, mineral rights and reserves:
Land	12.9	13.9
Mineral rights	49.9	52.5
Depreciable assets	535.6	482.6
	598.4	549.0
Less: accumulated depreciation and depletion	303.4	275.5
	295.0	273.5

Goodwill	69.9	69.5
Intangible assets, net	34.8	36.6
Investments in and advances to affiliates and joint ventures	28.0	26.4
Available-for-sale securities	7.9	3.8
Deferred income taxes	9.3	8.5
Other assets	25.6	24.4
Total noncurrent assets	470.5	442.7
Total Assets	$912.8	$850.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$52.7	$56.5
Accrued income taxes	18.2	2.4
Accrued liabilities	66.9	57.9
Total current liabilities	137.8	116.8

Noncurrent liabilities:
Long-term debt	244.1	260.7
Pension liabilities	35.3	34.8
Deferred compensation	10.3	8.9
Deferred income taxes	13.0	13.5
Other long-term liabilities	21.7	19.2
Total noncurrent liabilities	324.4	337.1

Shareholders' Equity:
Common stock	0.3	0.3
Additional paid in capital	100.8	94.3
Retained earnings	352.1	316.4
Accumulated other comprehensive income	(5.7)	(15.0)
Less: Treasury stock	(0.7)	(3.4)
Total AMCOL shareholders' equity	446.8	392.6

Noncontrolling interest	3.8	4.1
Total equity	450.6	396.7

Total Liabilities and Shareholders' Equity	$912.8	$850.6

* Condensed from audited financial statements.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2012	2011
Cash flow from operating activities:
Net income	$53.4	$46.5
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	33.3	31.2
Other non-cash charges	5.3	4.1
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(43.1)	(90.3)
Decrease (increase) in noncurrent assets	(0.5)	2.5
Increase (decrease) in current liabilities	19.0	24.2
Increase (decrease) in noncurrent liabilities	5.2	(1.5)
Net cash provided by (used in) operating activities	72.6	16.7

Cash flow from investing activities:
Capital expenditures	(54.2)	(43.8)
Investments in and advances to affiliates and joint ventures	0.2	(0.7)
Proceeds from sale of land and depreciable assets	1.5	1.6
Other	1.9	2.5
Net cash (used in) investing activities	(50.6)	(40.4)
Cash flow from financing activities:
Net change in outstanding debt	(16.8)	14.9
Proceeds from exercise of stock awards	4.9	6.9
Dividends	(17.2)	(17.1)
Excess tax benefits from stock-based compensation	0.2	0.7
Net cash provided by (used in) financing activities	(28.9)	5.4
Effect of foreign currency rate changes on cash	0.9	0.8
Net increase (decrease) in cash and cash equivalents	(6.0)	(17.5)
Cash and cash equivalents at beginning of period	23.7	26.8
Cash and cash equivalents at end of period	$17.7	$9.3

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

Minerals and Materials	Three Months Ended September 30,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$121.0	100.0%	$122.3	100.0%	$(1.3)	-1.1%
Cost of sales	89.8	74.2%	90.7	74.2%	(0.9)	-1.0%
Gross profit	31.2	25.8%	31.6	25.8%	(0.4)	-1.3%
Selling, general and
administrative expenses	13.2	10.9%	12.0	9.8%	1.2	10.0%
Operating profit	18.0	14.9%	19.6	16.0%	(1.6)	-8.2%

Environmental	Three Months Ended September 30,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$60.4	100.0%	$71.1	100.0%	$(10.7)	-15.0%
Cost of sales	40.7	67.4%	49.0	68.9%	(8.3)	-16.9%
Gross profit	19.7	32.6%	22.1	31.1%	(2.4)	-10.9%
Selling, general and
administrative expenses	13.1	21.7%	14.3	20.1%	(1.2)	-8.4%
Operating profit	6.6	10.9%	7.8	11.0%	(1.2)	-15.4%

	Three Months Ended September 30,
Oilfield Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$69.1	100.0%	$50.2	100.0%	$18.9	37.6%
Cost of sales	51.4	74.4%	34.9	69.5%	16.5	47.3%
Gross profit	17.7	25.6%	15.3	30.5%	2.4	15.7%
Selling, general and
administrative expenses	9.8	14.2%	9.6	19.1%	0.2	2.1%
Operating profit	7.9	11.4%	5.7	11.4%	2.2	38.6%

	Three Months Ended September 30,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$10.7	100.0%	$14.8	100.0%	$(4.1)	-27.7%
Cost of sales	9.6	89.7%	13.1	88.5%	(3.5)	-26.7%
Gross profit	1.1	10.3%	1.7	11.5%	(0.6)	-35.3%
Selling, general and
administrative expenses	0.9	8.4%	1.0	6.8%	(0.1)	-10.0%
Operating profit	0.2	1.9%	0.7	4.7%	(0.5)	-71.4%

	Three Months Ended September 30,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment shipping sales	$(7.9)	$(10.3)	$2.4
Intersegment shipping costs	(7.6)	(10.2)	2.6
Gross profit (loss)	(0.3)	(0.1)	(0.2)
Selling, general and
administrative expenses	4.8	7.1	(2.3)	-32.4%
Operating loss	(5.1)	(7.2)	2.1	-29.2%

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
YEAR-TO-DATE

Minerals and Materials	Nine Months Ended September 30,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$377.3	100.0%	$356.4	100.0%	$20.9	5.9%
Cost of sales	277.1	73.4%	270.6	75.9%	6.5	2.4%
Gross profit	100.2	26.6%	85.8	24.1%	14.4	16.8%
Selling, general and
administrative expenses	38.2	10.1%	36.7	10.3%	1.5	4.1%
Operating profit	62.0	16.5%	49.1	13.8%	12.9	26.3%

	Nine Months Ended September 30,
Environmental	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$172.8	100.0%	$197.6	100.0%	$(24.8)	-12.6%
Cost of sales	120.0	69.4%	137.4	69.5%	(17.4)	-12.7%
Gross profit	52.8	30.6%	60.2	30.5%	(7.4)	-12.3%
Selling, general and
administrative expenses	39.2	22.7%	42.3	21.4%	(3.1)	-7.3%
Operating profit	13.6	7.9%	17.9	9.1%	(4.3)	-24.0%

	Nine Months Ended September 30,
Oilfield Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$185.5	100.0%	$140.9	100.0%	$44.6	31.7%
Cost of sales	133.2	71.8%	100.3	71.2%	32.9	32.8%
Gross profit	52.3	28.2%	40.6	28.8%	11.7	28.8%
Selling, general and
administrative expenses	31.9	17.2%	25.4	18.0%	6.5	25.6%
Operating profit	20.4	11.0%	15.2	10.8%	5.2	34.2%

	Nine Months Ended September 30,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$33.5	100.0%	$42.3	100.0%	$(8.8)	-20.8%
Cost of sales	30.0	89.6%	37.5	88.7%	(7.5)	-20.0%
Gross profit	3.5	10.4%	4.8	11.3%	(1.3)	-27.1%
Selling, general and
administrative expenses	2.8	8.4%	2.9	6.9%	(0.1)	-3.4%
Operating profit	0.7	2.0%	1.9	4.4%	(1.2)	-63.2%

	Nine Months Ended September 30,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment sales	$(22.8)	$(27.4)	$4.6
Intersegment cost of sales	(22.6)	(27.0)	4.4
Gross profit (loss)	(0.2)	(0.4)	0.2
Selling, general and
administrative expenses	16.6	16.8	(0.2)	-1.2%
Operating loss	(16.8)	(17.2)	0.4	-2.3%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

Composition of Sales by Geographic Region	Three Months Ended September 30, 2012
	Americas	EMEA	Asia Pacific	Total

Minerals & Materials	28.6%	8.6%	10.0%	47.2%
Environmental	10.9%	10.7%	2.1%	23.7%
Oilfield Services	19.5%	2.3%	5.4%	27.2%
Transportation & intersegment shipping	1.9%	0.0%	0.0%	1.9%
Total - current year's period	60.9%	21.6%	17.5%	100.0%
Total from prior year's comparable period	62.3%	24.2%	13.5%	100.0%

	Three Months Ended September 30, 2012
	vs.
Percentage of Revenue Growth by Component	Three Months Ended September 30, 2011
	Base Business	Acquisitions	Foreign Exchange	Total

Minerals & Materials	0.2%	0.0%	-0.7%	-0.5%
Environmental	-2.7%	0.0%	-1.6%	-4.3%
Oilfield Services	7.9%	0.0%	-0.3%	7.6%
Transportation & intersegment shipping	-0.7%	0.0%	0.0%	-0.7%
Total	4.7%	0.0%	-2.6%	2.1%
% of growth	223.8%	0.0%	-123.8%	100.0%

	Three Months Ended September 30,
Minerals and Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$67.8	$66.0	2.7%
Specialty materials	22.7	25.5	-11.0%
Basic minerals	15.2	14.5	4.8%
Pet products	11.9	14.1	-15.6%
Other product lines	3.4	2.2	54.5%
Total	121.0	122.3	-1.1%

	Three Months Ended September 30,
Environmental Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$25.1	$29.6	-15.2%
Building materials	20.3	21.4	-5.1%
Drilling products	9.9	8.6	15.1%
Contracting services	5.1	11.5	-55.7%
Total	60.4	71.1	-15.0%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
YEAR-TO-DATE

Composition of Sales by Geographic Region	Nine Months Ended September 30, 2012
	Americas	EMEA	Asia Pacific	Total

Minerals and materials	31.0%	8.5%	10.3%	49.8%
Environmental	11.3%	9.5%	2.2%	23.0%
Oilfield services	19.7%	1.7%	3.5%	24.9%
Transportation & intersegment shipping	2.3%	0.0%	0.0%	2.3%
Total - current year's period	64.3%	19.7%	16.0%	100.0%
Total from prior year's comparable period	62.4%	23.9%	13.7%	100.0%

	Nine Months Ended September 30, 2012
	vs.
Percentage of Revenue Growth by Component	Nine Months Ended September 30, 2011
	Organic	Acquisitions	Foreign Exchange	Total

Minerals and materials	3.6%	0.0%	-0.7%	2.9%
Environmental	-2.0%	0.0%	-1.5%	-3.5%
Oilfield services	6.5%	0.0%	-0.2%	6.3%
Transportation & intersegment shipping	-0.6%	0.0%	0.0%	-0.6%
Total	7.5%	0.0%	-2.4%	5.1%
% of growth	147.1%	0.0%	-47.1%	100.0%

	Nine Months Ended September 30,
Minerals and Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$201.6	$187.0	7.8%
Specialty materials	75.7	78.7	-3.8%
Basic minerals	52.2	41.3	26.4%
Pet products	40.0	42.2	-5.2%
Other product lines	7.8	7.2	8.3%
Total	377.3	356.4	5.9%

	Nine Months Ended September 30,
Environmental Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$71.9	$84.5	-14.9%
Building materials	58.2	60.6	-4.0%
Drilling products	29.0	23.3	24.5%
Contracting services	13.7	29.2	-53.1%
Total	172.8	197.6	-12.6%

For further information, contact:
Don Pearson
Senior Vice President & Chief Financial Officer
847.851.1500